SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Global Power Equipment Group Inc. (the “Company”) entered into an Election and Nomination Agreement (the “Nomination Agreement”) dated June 1, 2016, effective as of May 25, 2016, with Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan, Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. (collectively, the “Nominating Parties”), which beneficially own, in the aggregate, 3,167,718 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), representing approximately 18.5% of the Company’s Common Stock issued and outstanding as of June 1, 2016.

Pursuant to the Nomination Agreement, the Company agreed to increase the size of its Board of Directors (the “Board”) from eight (8) to eleven (11) members, and to appoint David A. B. Brown, 72, to fill one of the vacancies created by such increase. The Nomination Agreement also gives the Nominating Parties the right to designate a second director candidate (the “Second Designee”). Each of Mr. Brown and the Second Designee are referred to herein as a “Designee” and, together, the “Designees.”  Mr. Brown is not employed by and receives no compensation from the Nominating Parties, and serves as an independent designee, however the Second Designee may be an employee of the Nominating Parties and may serve as their representative on the Board.

Effective May 25, 2016, the Board elected Mr. Brown to the Board to serve until the 2016 Annual Meeting.  The Company agreed to appoint (i) Mr. Brown to the Compensation Committee, (ii) the Second Designee to the Nominating and Corporate Governance Committee, and (iii) upon written request of the Nominating Parties, Mr. Brown to the Audit Committee, in each case, subject to applicable independence requirements.

Pursuant to the Nomination Agreement, the Company also agreed to include the Designees in the Company’s slate of nominees for election as directors of the Company at the Company’s first Annual Meeting of Shareholders following the date of the Nomination Agreement (the “2016 Annual Meeting”) and the Annual Meeting of Shareholders following the 2016 Annual Meeting (the “2017 Annual Meeting”), and to use commercially reasonable efforts to cause the election of the Designees to the Board at the 2016 Annual Meeting and the 2017 Annual Meeting. In connection with the 2016 Annual Meeting and the 2017 Annual Meeting, the Nominating Parties agree to vote their Common Stock for their Designees and five (5) Company nominees who are currently serving on the Board.

Subject to certain conditions, the Nominating Parties will be entitled to designate a replacement if either Designee resigns from the Board or is rendered unable to, or refuses to, serve on the Board during the term of the Nomination Agreement. In the event that Nominating Parties beneficially own, in the aggregate, less than nine percent (9%) of the outstanding shares of Common Stock, the Nominating Parties lose the right to appoint a Designee. The Company is not obligated to include the Designees (or any replacements for such Designees, if applicable) on the slate of directors proposed for election at any meeting of the Company’s shareholders other than at the 2016 Annual Meeting and the 2017 Annual Meeting.  The Company has the right to terminate the Nomination Agreement if the Nominating Parties’ ownership falls below five percent (5%), subject to adjustment as provided in the Nomination Agreement.

Pursuant to the Nomination Agreement, the Company agreed not to submit any proposal to its shareholders in connection with the 2016 Annual Meeting, except as may be required (i) by the laws of the State of Delaware and the United States of America (including the Securities and Exchange Commission); (ii) with respect to (A) the nominees for election as directors, (B) the ratification of the Company’s independent registered public accounting firm for the applicable year; (iii) an advisory vote on the compensation of the Company’s named executive officers; and (iv) the approval of equity compensation plans, in each case, as approved and recommended by the Board.

The Company also agreed that, during the term of the Nomination Agreement, it would not seek (i) to amend its existing certificate of incorporation or bylaws to authorize any new class or series of the Company’s stock or alter any provision regarding shareholder meetings, except as may be required by the laws of the State of Delaware and the United States of America, and the regulations thereunder; (ii) to increase the size of the Board (A) prior to the 2016 Annual Meeting, beyond eleven (11) members or (B) following the 2016 Annual Meeting, beyond seven (7) members or (iii) to reduce the liability coverage under the Company’s existing insurance policy for directors and officers beyond the amount in effect as of May 25, 2016.

Subject to certain exceptions, the Nominating Parties agreed to certain standstill restrictions during the term of the Nomination Agreement. These include, among others, agreements not to (i) seek to call a meeting of shareholders, seek additional Board representation or seek the removal of any Board member; (ii) solicit proxies or written consents from holders of Common Stock; (iii) join a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any shares of Common Stock; (iv) without Board approval, propose or effect any tender or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination, or actively encourage or support any other third party in any such activity; (v) institute, solicit or join, as a party, or remain as a class member, in any litigation, arbitration, or other proceeding against the Company or any of its current or former directors or officers; and (vi) make any public statement critical of the Company, its directors or management, or seek to control the Board.

A copy of the Nomination Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the Nomination Agreement is qualified in its entirety by reference to the full text of the Nomination Agreement. On June 1, 2016, the Company issued a press release announcing the execution of the Nomination Agreement. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of Board

The information in Item 1.01 above relating to the increase in the size of the Board is hereby incorporated by reference into this Item 5.02.

Appointment of Designees to the Board

The information in Item 1.01 above relating to the Board and Committee appointments of Mr. Brown is hereby incorporated by reference into this Item 5.02.

Like other non-employee directors, Mr. Brown will receive compensation for his service as director in accordance with the Company’s non-employee director compensation program. Mr. Brown was appointed to the Board pursuant to the Nomination Agreement. The description of the Nomination Agreement included in Item 1.01 above is incorporated by reference herein. There are no family relationships between Mr. Brown and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Brown has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Appointment of Linda Goodspeed to the Board

Effective May 25, 2016, the Board appointed Linda Goodspeed, 54, as a member of the Board until the 2016 Annual Meeting.  Ms. Goodspeed was not appointed to serve on a Committee of the Board, although it is anticipated that she may be appointed to one or more Board Committees at a later date.

Like other non-employee directors, Ms. Goodspeed will receive compensation for her service as a director in accordance with the Company’s non-employee director compensation program. There is no arrangement or understanding between Ms. Goodspeed and any other person pursuant to which he was selected as an director of the Company and there are no family relationships between Ms. Goodspeed and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Goodspeed has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On June 1, 2016, the Company issued a press release announcing the appointments of Mr. Brown and Ms. Goodspeed. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits

10.1

Election and Nomination Agreement by and among (i) Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan, Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. and (ii) Global Power Equipment Group, Inc., dated June 1, 2016 and effective May 25, 2016.

99.1	Press release, dated June 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2016

Global Power Equipment Group Inc.

By:	/s/ TRACY D. PAGLIARA
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Election and Nomination Agreement by and among (i) Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan, Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. and (ii) Global Power Equipment Group, Inc., dated June 1, 2016 and effective May 25, 2016.

99.1	Press release, dated June 1, 2016.